UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 10, 2017

TIVITY HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Healthways, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 10, 2017, Healthways, Inc. (the "Company") amended its Restated Certificate of Incorporation, as Amended, to change its corporate name to Tivity Health, Inc.  The corporate name change was effected pursuant to Section 242 of the General Corporation Law of the State of Delaware by filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation, as Amended  (the "Certificate of Amendment"), with the Delaware Secretary of State.
Effective January 10, 2017, the Company amended and restated its Amended and Restated Bylaws, as amended, to reflect the corporate name change (the "Restated Bylaws").
Beginning on January 11, 2017, the Company's common stock will trade on The NASDAQ Stock Market under the symbol "TVTY" with the CUSIP No. 88870R102.
The Certificate of Amendment and the Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, are incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

Exhibit 3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as Amended, of Tivity Health, Inc.
Exhibit 3.2	Second Amended and Restated Bylaws of Tivity Health, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVITY HEALTH, INC.

By:	/s/ Glenn Hargreaves
Glenn Hargreaves
Interim Chief Financial Officer
Date:  January 10, 2017

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as Amended, of Tivity Health, Inc.
Exhibit 3.2	Second Amended and Restated Bylaws of Tivity Health, Inc.